UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2024

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55264	45-0486747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1044 North U.S. Highway One, Suite 201 Jupiter, FL 33477
(Address of principal executive offices and zip code)

(561) 743-8333
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2024, Dyadic International, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Ping Rawson, the Company’s Chief Financial Officer. Pursuant to the Agreement, Ms. Rawson will receive an annual base salary in the amount of $269,024 and, in the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), will be eligible to receive an annual target bonus of up to 25 percent of Ms. Rawson’s annual base salary for the calendar year. Such bonus will be determined based 50 percent on the Company’s results of operations and 50 percent on individual goals and objectives. Ms. Rawson may also receive an additional discretionary bonus, as and if the Company may determine from time to time. Any bonus that is determined to be payable by the Compensation Committee may be payable in cash, or a combination of cash and options and restricted stock units, determined in the sole discretion of the Compensation Committee and to the extent permissible under applicable law. Pursuant to the Employment Agreement, Ms. Rawson also will have the opportunity to be awarded an annual equity award, which is currently anticipated to consist of stock options.

If Ms. Rawson’s employment is terminated during the term of the Agreement by the Company without cause, or by Ms. Rawson for good reason, subject to execution of a release and compliance with her restrictive covenants, Ms. Rawson will be entitled to receive, in the reasonable discretion of the Compensation Committee, a pro rata portion of her potential annual target bonus for the calendar year, and continuation of her annual base salary and welfare benefits for the twelve-month period following the date of termination.

Ms. Rawson’s employment agreement also includes a one-year post-termination non-competition provision and a two-year post-termination employee, vendor and customer non-solicitation provision.

The foregoing description of the Agreement is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1**	Employment Agreement dated November 8, 2024, between Dyadic International, Inc. and Ping Rawson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

** Identifies a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2024

Dyadic International, Inc.

By:	/s/ Mark A. Emalfarb
Name:	Mark A. Emalfarb
Title:	Chief Executive Officer